Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1/A of World Road Inc. and its subsidiaries (the “Company”) of our report dated September 16, 2026, relating to our audits of the consolidated financial statements of the Company as of and for the years ended March 31, 2025 and 2026, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC

HTL International, LLC

Houston, Texas

September 16, 2026